Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com Heather Crowell Gregory FCA 215-316-6271 heather@gregoryfca.com

Brandywine Realty Trust Announces Second Quarter 2025 Results
Narrows 2025 Guidance

Philadelphia, PA, July 23, 2025 — Brandywine Realty Trust (NYSE: BDN) today reported its financial and operating results for the three and six-month periods ended June 30, 2025.
Management Comments
“We are pleased with progress on our 2025 business plan highlighted by achieving over 98% of our speculative revenue target at the midpoint of our current guidance,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We continue to address our forward lease expirations, and our average annual lease expiration rate through 2026 is only 5.1%, one of the lowest in the office sector. Tenant demand continues to improve with second quarter leasing activity exceeding the first quarter by 35%. The pipeline on our development projects also increased during the quarter with company-wide tour activity up 66% over the first quarter. We made solid progress on leasing our development projects by signing a 100,000 square foot lease at our One Uptown office development and Solaris, our residential project in Austin, is now 89% leased. With assets sold or under firm agreement, we are increasing our sales target from a business plan midpoint of $50 million to $72.7 million. Our liquidity remains in excellent shape with no outstanding balance on our $600 million unsecured line of credit. Our cash on hand totals $123 million after completing our previously announced $150 million bond issuance in June. In July, we used the proceeds to repay a construction loan and plan to use a portion of the remaining proceeds to reduce other secured debt balances. In light of the uncertain timing of perfecting approvals and closing transactions, we are removing land sales gains from our 2025 business plan and revising our FFO range to $0.60 to $0.66, resulting in a $0.63 FFO midpoint, which remains above consensus estimates.”
Second Quarter Highlights
Financial Results
•Net loss available to common shareholders: $(89.0) million, or $(0.51) per diluted share. Our second quarter results include non-cash impairment charges totaling $63.4 million, or $0.37 per diluted share, related to portfolio assets located in Austin, Texas.
•Funds from Operations (FFO): $26.1 million, or $0.15 per diluted share.
Portfolio Results
•Core Portfolio: 88.6% occupied and 91.1% leased.
•New and Renewal Leases Signed: 234,000 square feet in our wholly-owned portfolio and 461,000 square feet, including our unconsolidated joint ventures.

•Rental Rate Mark-to-Market: Increased 2.1% on an accrual basis and decreased (4.7)% on a cash basis.
•Same Store Net Operating Income: Increased 1.0% on an accrual basis and increased 6.3% on a cash basis.
•Tenant Retention Ratio: 82%.
Recent Transaction Activity
Disposition Activity
•On June 12, 2025 we completed the sale of a wholly-owned office property in Austin, Texas for $17.6 million. The property totals 120,600 square feet and was 36% occupied at the time of the sale. Net proceeds were used to reduce the outstanding balance on our unsecured line of credit.

•As of June 30, 2025, the Company was under an agreement to sell a wholly-owned office property located in Austin, Texas for $55.1 million. The Company has determined that consummation of the sale is probable and has classified the property as held for sale on the consolidated balance sheets.
Finance / Capital Markets Activity
•As previously announced, on June 17, 2025 we issued $150.0 million of 8.875% guaranteed notes due 2029 for gross proceeds of $159 million, which were used to repay the line of credit. The notes are due 2029 and were issued at a premium of 106% representing a 7.039% yield to maturity.

•On July 23, 2025, we repaid our construction loan related to 155 King of Prussia Road in Radnor, Pennsylvania. The outstanding principal loan balance was $43.6 million and was funded with cash on-hand.

•As of June 30, 2025, we had no outstanding balance on our $600.0 million unsecured line of credit.

•As of June 30, 2025, we had $122.6 million of cash and cash equivalents on-hand.
Results for the Three and Six Month Periods Ended June 30, 2025
Net loss attributable to common shareholders totaled $(89.0) million, or $(0.51) per diluted share, in the second quarter of 2025 compared to net income of $29.9 million, or $0.17 per diluted share, in the second quarter of 2024. Our 2025 results include non-cash impairment charges totaling $63.4 million or $0.37 per diluted share, related to portfolio assets in Austin, Texas. Our 2024 results include the one-time, non-cash income amount totaling $53.8 million, or $0.31 per diluted share, related to the reversal of our negative investment balance in our MAP joint venture.
FFO available to common shareholders and units totaled $26.1 million, or $0.15 per diluted share, in the second quarter of 2025 as compared to $38.0 million, or $0.22 per diluted share, for the second quarter of 2024. Our second quarter 2025 payout ratio ($0.15 common share distribution / $0.15 FFO per diluted share) was 100%.
Net loss allocated to common shareholders totaled $(116.4) million, or $(0.67) per diluted share, in the first six months of 2025 compared to net income of $13.2 million, or $0.08 per diluted share, in the first six months of 2024. Our 2025 results include non-cash impairment charges totaling $63.4 million or $0.37 per diluted share, related to portfolio assets located in Austin, Texas. Our 2024 results include the one-time, non-cash income amount totaling $53.8 million, or $0.31 per diluted share discussed above.
Our FFO available to common shareholders and units for the first six months of 2025 totaled $50.8 million, or $0.28 per diluted share, versus $79.2 million, or $0.45 per diluted share, in the first six months of 2024. Our payout ratio for the first half 2025 ($0.30 common share distribution / $0.28 FFO per diluted share) was 107.1%.

Operating and Leasing Activity

In the second quarter of 2025, our same store Net Operating Income (NOI) excluding termination revenues and other income items increased 1.0% on an accrual basis and increased 6.3% on a cash basis for our 59 same store properties, which were 88.5% and 87.1% occupied on June 30, 2025 and 2024, respectively.
We leased approximately 234,000 square feet and commenced occupancy on 303,000 square feet during the second quarter of 2025. The second quarter occupancy activity includes 210,000 square feet of renewals, 66,000 square feet of new leases and 27,000 square feet of tenant expansions. We have an additional 280,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2025.
Our second quarter tenant retention ratio was 82% in our core portfolio with net absorption of 13,000 square feet during the second quarter of 2025. Second quarter rental rate growth increased 2.1% as our renewal rental rates increased 1.7% and our new lease/expansion rental rates increased 15.6%, all on an accrual basis.
At June 30, 2025, our core portfolio of 60 properties comprises 11.3 million square feet, was 88.6% occupied and, as of July 18, 2025, we are now 91.1% leased (reflecting new leases commencing after June 30, 2025).
Dividend Distributions
On May 21, 2025, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on July 17, 2025 to shareholders of record as of July 2, 2025.
2025 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2025 loss per share guidance from $(0.56) - $(0.46) per share to $(0.96) - $(0.90) per share and our 2025 FFO guidance from $0.61 - $0.71 per diluted share to $0.60 - $0.66 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2025 FFO and earnings per diluted share:

Guidance for 2025		Range

Loss per diluted share allocated to common shareholders	$(0.96)	to	$(0.90)
Plus: real estate depreciation, amortization	1.19		1.19
Plus: real estate impairment	0.37		0.37
FFO per diluted share	$0.60	to	$0.66

Our 2025 FFO key operating and capital market assumptions include:
•Year-end Core Occupancy Range: 88 - 89%;
•Year-end Core Leased Range: 89 - 90%;
•Rental Rate Mark-to-Market (accrual): 3.8 - 4.2%;
•Rental Rate Mark-to-Market (cash): (2.0) - (1.5)%;
•Same Store (accrual) NOI Range: 0 - 1%;
•Same Store (cash) NOI Range: 2 - 3%;
•Speculative Revenue Target: $27.0 - $28.0 million, $27.0 million achieved;
•Tenant Retention Rate Range: 62 - 63%;

•Property Acquisition Activity: None;
•Property Sales Activity (excluding land): $72.7 million; $17.6 million complete and $55.1 million under agreement;
•Development Starts: One Start; one development start commenced;
•Financing Activity: We repaid our $70 million unsecured term loan on the scheduled February 2025 maturity date and repaid our $50.0 million construction loan (scheduled to mature August 2026) and received gross proceeds totaling $159.0 million from an unsecured bond reissuance at a 7.039% yield;
•Share Buyback Activity: None; and
•Annual earnings and FFO per diluted share based on 179.0 million fully diluted weighted average common shares.
Except as outlined in our 2025 business plan included in the Supplemental Information Package, our estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate based on several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. Management is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities or depreciable real estate. For a complete definition of FFO and statements of the reasons why management believes FFO provides useful information to investors, see page 41 in our second quarter supplement information package. There can be no assurance that our actual results will not differ materially from the estimates set forth below.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in Philadelphia, PA and Austin, TX. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 122 properties and 19.0 million square feet as of June 30, 2025. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We will host our second quarter conference call on Thursday July 24, 2025 at 9:00 a.m. Eastern Time. To access the conference call by phone, please visit this link here, and you will be provided with dial in details. A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.
Looking Ahead – Third Quarter 2025 Conference Call
We expect to release our third quarter 2025 earnings on Wednesday, October 22, 2025 after the market close and will host our third quarter 2025 conference call on Thursday, October 23, 2025 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Supplemental Information
We produce a supplemental information package that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.brandywinerealty.com, through the “Investor Relations” section.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2025 Guidance and our 2025 Business Plan and expectations for timing and terms of developments, sales and capital activities, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: reduced demand for office space and pricing pressures, including from competitors, changes to tenant work patterns that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of future debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; additional asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; reliance on key personnel; and failure to maintain an effective system of internal control, including internal control over financial reporting. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2024. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development, recently completed not yet stabilized, re-entitlement or held for sale.
Speculative Revenue
Speculative Revenue represents the amount of rental revenue the company projects to be recorded during the current calendar year from new and renewal leasing activity in its core portfolio that has yet to be executed as of the beginning of the year. This revenue is primarily attributable to the absorption of core portfolio square footage that was either vacant at the beginning of the year or the renewal of existing tenants due to expire during the current year.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
ASSETS
Real estate investments:
Operating properties	$3,260,497	$3,374,780
Accumulated depreciation	(1,206,366)	(1,171,803)
Right of use asset - operating leases, net	18,108	18,412
Operating real estate investments, net	2,072,239	2,221,389
Construction-in-progress	90,950	94,628
Land held for development	74,541	81,318
Prepaid leasehold interests in land held for development, net	27,762	27,762
Total real estate investments, net	2,265,492	2,425,097
Cash and cash equivalents	122,645	90,229
Restricted cash and escrow	1,114	5,948
Accounts receivable	16,262	12,703
Assets held for sale, net	53,886	—
Accrued rent receivable, net of allowance of $670 and $909 as of June 30, 2025 and December 31, 2024, respectively	183,117	184,312
Investment in unconsolidated real estate ventures	555,541	570,455
Deferred costs, net	77,397	84,317
Intangible assets, net	4,222	5,505
Other assets	114,663	113,647
Total assets	$3,394,339	$3,492,213
LIABILITIES AND BENEFICIARIES' EQUITY
Secured debt, net	$286,352	$275,338
Unsecured term loan, net	249,186	318,949
Unsecured senior notes, net	1,776,851	1,618,527
Accounts payable and accrued expenses	108,653	129,717
Distributions payable	26,457	26,256
Deferred income, gains and rent	17,105	35,414
Intangible liabilities, net	6,701	7,292
Liabilities related to assets held for sale	182	—
Lease liability - operating leases	23,634	23,546
Other liabilities	13,976	12,587
Total liabilities	$2,509,097	$2,447,626
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 173,702,177 and 172,665,995 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	1,733	1,724
Additional paid-in-capital	3,195,813	3,182,621
Deferred compensation payable in common shares	23,069	20,456
Common shares in grantor trust, 1,586,138 and 1,221,333 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	(23,069)	(20,456)
Cumulative earnings	667,855	783,499
Accumulated other comprehensive income (loss)	(1,118)	2,521
Cumulative distributions	(2,984,508)	(2,931,730)
Total Brandywine Realty Trust's equity	879,775	1,038,635
Noncontrolling interests	5,467	5,952
Total beneficiaries' equity	$885,242	$1,044,587
Total liabilities and beneficiaries' equity	$3,394,339	$3,492,213

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Rents	$114,196	$118,009	$228,624	$237,017
Third party management fees, labor reimbursement and leasing	4,873	5,698	10,702	11,592
Other	1,502	1,639	2,761	3,221
Total revenue	120,571	125,346	242,087	251,830
Operating expenses
Property operating expenses	31,365	31,353	64,891	63,632
Real estate taxes	11,507	12,535	22,939	25,127
Third party management expenses	2,484	2,426	5,117	4,969
Depreciation and amortization	43,762	44,187	88,115	89,229
General and administrative expenses	9,325	8,941	26,795	20,045
Provision for impairment	63,369	6,427	63,369	6,427
Total operating expenses	161,812	105,869	271,226	209,429
Gain (loss) on sale of real estate
Net gain (loss) on disposition of real estate	(86)	—	2,973	—
Total gain (loss) on sale of real estate	(86)	—	2,973	—
Operating income (loss)	(41,327)	19,477	(26,166)	42,401
Other income (expense):
Interest and investment income	850	1,512	2,036	1,933
Interest expense	(32,345)	(29,494)	(64,190)	(54,543)
Interest expense - amortization of deferred financing costs	(1,197)	(1,415)	(2,427)	(2,506)
Equity in loss of unconsolidated real estate ventures	(14,832)	(14,507)	(25,343)	(28,095)
Net gain on real estate venture transactions	—	53,762	183	53,733
Gain on early extinguishment of debt	—	941	—	941
Net income (loss) before income taxes	(88,851)	30,276	(115,907)	13,864
Income tax provision	(85)	(9)	(85)	(11)
Net income (loss)	(88,936)	30,267	(115,992)	13,853
Net (income) loss attributable to noncontrolling interests	267	(94)	348	(48)
Net income (loss) attributable to Brandywine Realty Trust	(88,669)	30,173	(115,644)	13,805
Nonforfeitable dividends allocated to unvested restricted shareholders	(322)	(277)	(751)	(613)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$(88,991)	$29,896	$(116,395)	$13,192
PER SHARE DATA
Basic income (loss) per Common Share	$(0.51)	$0.17	$(0.67)	$0.08
Basic weighted average shares outstanding	173,532,583	172,563,136	173,225,737	172,385,087
Diluted income (loss) per Common Share	$(0.51)	$0.17	$(0.67)	$0.08
Diluted weighted average shares outstanding	173,532,583	174,695,651	173,225,737	174,342,151

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) attributable to common shareholders	$(88,991)	$29,896	$(116,395)	$13,192
Add (deduct):
Net income (loss) attributable to noncontrolling interests - LP units	(267)	91	(348)	42
Nonforfeitable dividends allocated to unvested restricted shareholders	322	277	751	613
Net loss on real estate venture transactions	(304)	(53,762)	(198)	(53,733)
Net (gain) loss on disposition of real estate	86	—	(2,973)	—
Provision for impairment	63,369	6,427	63,369	6,427
Depreciation and amortization:
Real property	38,363	38,368	77,092	77,485
Leasing costs including acquired intangibles	4,588	4,904	9,403	9,923
Company’s share of unconsolidated real estate ventures	9,345	12,294	20,781	26,146
Partners’ share of consolidated real estate ventures	(4)	—	(7)	—
Funds from operations	$26,507	$38,495	$51,475	$80,095
Funds from operations allocable to unvested restricted shareholders	(395)	(467)	(700)	(886)
Funds from operations available to common share and unit holders (FFO)	$26,112	$38,028	$50,775	$79,209
FFO per share - fully diluted	$0.15	$0.22	$0.28	$0.45
Weighted-average shares/units outstanding — fully diluted	178,569,600	175,211,246	178,514,577	174,857,745
Distributions paid per common share	$0.15	$0.15	$0.30	$0.30
FFO payout ratio (distributions paid per common share/FFO per diluted share)	100%	68%	107%	67%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 2nd QUARTER
(unaudited and in thousands)

Of the 63 properties owned by the Company as of June 30, 2025, a total of 59 properties ("Same Store Properties") containing an aggregate of 11.1 million net rentable square feet were owned for the entire three months ended June 30, 2025 and 2024. As of June 30, 2025, two properties were recently completed and two properties were in development/redevelopment. The Same Store Properties were 88.5% and 87.1% occupied as of June 30, 2025 and 2024, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2025	2024
Revenue
Rents	$104,249	$101,516
Other	251	197
Total revenue	104,500	101,713
Operating expenses
Property operating expenses	27,706	26,453
Real estate taxes	10,276	10,420
Net operating income	$66,518	$64,840
Net operating income - percentage change over prior year	2.6%
Net operating income, excluding other items (1)	$66,061	$65,382
Net operating income, excluding other items - percentage change over prior year	1.0%
Net operating income	$66,518	$64,840
Straight line rents & other	1,067	(2,215)
Above/below market rent amortization	(164)	(180)
Amortization of tenant inducements	223	208
Non-cash ground rent expense	236	240
Cash - Net operating income	$67,880	$62,893
Cash - Net operating income - percentage change over prior year	7.9%
Cash - Net operating income, excluding other items (1)	$67,223	$63,242
Cash - Net operating income, excluding other items - percentage change over prior year	6.3%
	Three Months Ended June 30,
	2025	2024
Net income (loss):	$(88,936)	$30,267
Add/(deduct):
Interest and investment income	(850)	(1,512)
Interest expense	32,345	29,494
Interest expense - amortization of deferred financing costs	1,197	1,415
Equity in loss of unconsolidated real estate ventures	14,832	14,507
Net gain on real estate venture transactions	—	(53,762)
Net loss on disposition of real estate	86	—
Gain on early extinguishment of debt	—	(941)
Depreciation and amortization	43,762	44,187
General & administrative expenses	9,325	8,941
Income tax provision	85	9
Provision for impairment	63,369	6,427
Consolidated net operating income	75,215	79,032
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(8,697)	(14,192)
Same store net operating income	$66,518	$64,840

(1) - Other items represent termination fees and bad debt expense and other income.

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – SIX MONTHS
(unaudited and in thousands)

Of the 63 properties owned by the Company as of June 30, 2025, a total of 59 properties ("Same Store Properties") containing an aggregate of 11.1 million net rentable square feet were owned for the entire six months ended June 30, 2025 and 2024. As of June 30, 2025, two properties were recently completed, and two properties were in development/redevelopment. The Same Store Properties were 88.5% and 87.1% occupied as of June 30, 2025 and 2024, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2025	2024
Revenue
Rents	$208,523	$204,857
Other	488	419
Total revenue	209,011	205,276
Operating expenses
Property operating expenses	56,274	53,247
Real estate taxes	20,457	20,888
Net operating income	$132,280	$131,141
Net operating income - percentage change over prior year	0.9%
Net operating income, excluding other items (1)	$131,211	$131,773
Net operating income, excluding other items - percentage change over prior year	(0.4)%
Net operating income	$132,280	$131,141
Straight line rents & other	803	(5,378)
Above/below market rent amortization	(328)	(372)
Amortization of tenant inducements	444	346
Non-cash ground rent expense	475	483
Cash - Net operating income	$133,674	$126,220
Cash - Net operating income - percentage change over prior year	5.9%
Cash - Net operating income, excluding other items (1)	$132,198	$126,259
Cash - Net operating income, excluding other items - percentage change over prior year	4.7%
	Six Months Ended June 30,
	2025	2024
Net income (loss):	$(115,992)	$13,853
Add/(deduct):
Interest income	(2,036)	(1,933)
Interest expense	64,190	54,543
Interest expense - amortization of deferred financing costs	2,427	2,506
Equity in loss of unconsolidated real estate ventures	25,343	28,095
Net gain on real estate venture transactions	(183)	(53,733)
Gain on early extinguishment of debt	—	(941)
Depreciation and amortization	88,115	89,229
General & administrative expenses	26,795	20,045
Income tax provision	85	11
Provision for impairment	63,369	6,427
Consolidated net operating income	149,140	158,102
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(16,860)	(26,961)
Same store net operating income	$132,280	$131,141

(1) - Other items represent termination fees and bad debt expense and other income.